UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 26, 2020

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact name of registrant as specified in its charter)

Utah	001-14677	87-0278175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

(801) 588-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, par value $0.20 per share	ESCC	Over-the-Counter Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on February 9, 2020, Elevate Entertainment Inc., a Delaware corporation (“Parent”), Elevate Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Evans & Sutherland Computer Corporation, a Utah corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all outstanding shares of common stock, par value $0.20 per share, of the Company (the “Shares”), at a purchase price of $1.19 per share (the “Offer Price”), net to the seller in cash, without interest, and subject to applicable withholding taxes.

Item 5.01.	Change in Control of Registrant.

The offering period of the Offer and withdrawal rights expired at 12:00 midnight, Eastern Time, at the end of March 25, 2020 (such date and time, the “Expiration Time”). On March 26, 2020, Purchaser issued a press release announcing that Purchaser accepted for payment 10,576,487 Shares (excluding Shares tendered by notice of guaranteed delivery), representing approximately 92.1% of the aggregate number of then issued and outstanding Shares of the Company. In addition, the depositary has advised that, as of the Expiration Time, 50,741 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 0.4% of the aggregate number of then issued and outstanding Shares. Based on the Offer Price, the value of such Shares purchased by Purchaser was approximately $12,586,019.53. The source of funds used by the Purchaser to acquire the Shares is described in Item 9 of the Offer to Purchase, dated February 27, 2020, as amended, attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser on February 27, 2020, as amended, which description is incorporated herein by reference.

A copy of Purchaser’s press release announcing the acceptance of the Shares tendered in the Offer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent. All Shares (other than Shares held by the Company as treasury stock, by any subsidiary of the Company, Parent, Purchaser or any of their respective subsidiaries or Shares for which the holder thereof properly exercised dissenters’ rights) not acquired in the Offer will be converted into, and cancelled in exchange for, the right to receive cash merger consideration in an amount equal to the Offer Price per share, net to the seller in cash, without interest thereon and subject to any applicable tax withholding. As Purchaser owns greater than 90% of the outstanding Shares, Parent and Purchaser intend to effect a short-form merger with the Company under Utah law without the vote of or any other action by the remaining shareholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release issued by Purchaser on March 26, 2020 (incorporated herein by reference to Exhibit (a)(5)(B) to Amendment No. 2 to the Schedule TO filed by Stephen T. Winn, Mirasol Capital, Parent and Purchaser with the SEC on March 26, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

Date: March 26, 2020	By:	/s/ Paul L. Dailey
Paul L. Dailey
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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